UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2019

Date of Report (Date of earliest event reported)

RenovaCare, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0384030

(I.R.S. Employer Identification No.)

9375 East Shea Blvs.

Suite 107-A

Scottsdale, AZ 85260

(Address of principal executive offices)

(888) 398-0202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001; Preferred Stock, par value $0.00001	RCAR	OTC Pink

Item 8.01. Voluntary Disclosures

On June 3, 2019, RenovaCare, Inc. (the “Company”) and the University of Pittsburgh – of the Commonwealth System of Higher Education, a Pennsylvania non-profit corporation (the “University”), entered into a Charitable Gift Agreement, whereby the Company agreed to donate to the University $250,000 in quarterly payments, starting on or before July 1, 2019.

The Company’s funds will support the University’s scientific research activities at the McGowan Institute for Regenerative Medicine through its Gerlach Laboratory. The Gerlach Laboratory has been, and continues to be, engaged in investigations and research of regenerative medicine technologies, including skin stem cells and their therapeutic potential in skin regeneration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 7, 2019.

RenovaCare, Inc.

By:	/s/ Harmel Rayat
Name:	Harmel Rayat
Title:	Chief Executive Officer and Chairman